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                              Biggs Wilkerson, l.c.
                          A t t o r n e y s   a t   l a w
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                              3500 north Rock Road
                                  Building 1100
                              Wichita, Kansas 67226
                               316.684.2929 phone
                                316.681.0153 fax


                                October 26, 2005

ADVISORS REIT I, Inc.
Suite 235, 8301 E. 21st. St. North
Wichita, Kansas 67206

         Re: Registration Statement on Form S-11 (No.333-124916)

Ladies and Gentlemen:

     We have acted as counsel to ADVISORS REIT I, Inc., a Maryland corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement (as amended or supplemented, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act") 2,500,000 shares of the Company's Common Stock, (the "Shares") for issuance and sale by the Company. Following effectiveness of the Registration Statement, the Company intends to commence directly offering the Shares. We are furnishing this opinion letter pursuant to Item 36(b) of Form S-11 and Item 601(b)(5) of the Commission's Regulation S-K.

     We have examined the Articles of Incorporation, related Amendment to Articles of Incorporation and the Bylaws of the Company; the Registration Statement, including the prospectus ("Prospectus") therein filed as part of the Registration Statement; the records of proceedings of the Board of Directors and the stockholders of the Company deemed by us to be relevant to this opinion letter; and such other agreements and documents as we deemed necessary for the purpose of expressing the opinions set forth herein.

     In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies and pdf files). We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

     As to certain factual matters relevant to this opinion letter, we have relied conclusively upon representations and warranties made by the Company whether set forth in originals or copies, certified or otherwise identified to our satisfaction, and of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have


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made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

     Our opinion set forth below is limited to the Maryland General Corporation Law, as amended, which includes the statutory provisions thereof, applicable provisions of the Maryland Constitution and reported judicial decisions interpreting such laws. We do not express any opinion herein concerning any other laws. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

     This opinion letter is provided to the Company for its use in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent, except that the Company may file a copy of this opinion letter with the Commission as an exhibit to the Registration Statement or with any official or agency administering the securities laws of a jurisdiction. The only opinion rendered by us consists of those matters set forth in the seventh paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     Based upon the foregoing, subject to and limited by the foregoing, it is our opinion that:

     (i) the Company is a corporation duly incorporated and validly existing under and by virtue of, the laws of the State of Maryland;

     (ii) upon issuance and delivery of the Shares against payment of the consideration for which the Board of Directors of the Company authorized their issuance, the Shares will be validly issued, fully paid and non-assessable; and

     (iii) the rights, benefits, responsibilities, restrictions and limitations of the Shares conform in all material respects to all statements and descriptions thereof contained in the Prospectus filed as part of the Registration Statement.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Opinions" in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Respectfully,

/S/

Biggs Wilkerson, L.C.